                                                                      EXHIBIT 21

                         CERTAIN SUBSIDIARIES OF TEXTRON
                             (AS OF JANUARY 3, 2004)

  Set forth below are the names of certain subsidiaries of Textron Inc. Other subsidiaries, which considered in the aggregate do not constitute a significant subsidiary, are omitted from such list.

NAME                                                                                                           JURISDICTION
----                                                                                                           ------------
TEXTRON INC.                                                                                                   Delaware
     Avco Corporation                                                                                          Delaware
         Textron Systems Corporation                                                                           Delaware
     Bell Helicopter Textron Inc.                                                                              Delaware
     Cadillac Gage Textron Inc.                                                                                Michigan
     Cessna Aircraft Company                                                                                   Kansas
     Cone Drive Operations Inc.                                                                                Delaware
     David Brown (Delaware) Holdings Corp.                                                                     Delaware
         David Brown Union Pumps Co. (95%; 5% - Textron Inc.)                                                  Michigan
     Greenlee Textron Inc.                                                                                     Delaware
     HR Textron Inc.                                                                                           Delaware
         Energy Mfg. Co., Inc.                                                                                 Delaware
     Kautex Inc.                                                                                               Delaware
         McCord Corporation                                                                                    Michigan
              Kautex of Georgia Inc.                                                                           Massachusetts
              Textron Holdco Inc.                                                                              Rhode Island
         Micromatic Inc.                                                                                       Delaware
     MAAG Pump Systems Textron Inc.                                                                            North Carolina
     Mapri-Textron do Brasil S.A. (99%; 1% Associacao de Assistencia Belgo Mineira)                            Brazil
     Tempo Research Corporation                                                                                Delaware
     Textron Atlantic Inc.                                                                                     Delaware
         Textron Acquisition Limited                                                                           England
              Avdel plc/Avdel plc Inc.                                                                         England/Delaware
                  Textron Fastening Systems Limited                                                            England
              David Brown Group plc                                                                            England
                  David Brown Engineering Ltd.                                                                 England
                      David Brown Union Pumps Ltd.                                                             England
              Ransomes Investment Corporation                                                                  Delaware
                      Cushman Inc.                                                                             Delaware
              Ransomes plc                                                                                     England
                  Ransomes Jacobsen Limited                                                                    England
              Textron Fluid and Power Systems Holdings Limited                                                 England
              Textron Limited                                                                                  England
                  Kautex Textron (UK) Limited                                                                  England
         Textron International Holding, S.L.                                                                   Spain
              Bell Helicopter Textron Canada Limited                                                           Canada
              Textron Capital B.V.                                                                             Netherlands
              Textron Fastening Systems Canada Limited                                                         Canada
              Textron France Holding S.A.R.L. (99.9%; 1 share - Textron Fastening Systems site                 France
              de Clichy  S.N.C.)
                  Textron France S.A.R.L. (99.9%; 1 share - Textron Fastening Systems site de                  France
                  Clichy S.N.C.)
                      David Brown Guinard Pumps S.A.S.                                                         France
                      Textron Atlantic Holding GmbH                                                            Germany
                           Textron Holding GmbH                                                                Germany
                               Gustav Klauke GmbH (94.9%; 5.1% - Textron Atlantic Holding GmbH)                Germany
                               Kautex Textron Verwaltungs GmbH (94.8%; 5.2% - Textron Atlantic Holding         Germany
                               GmbH)
                                    Kautex Textron GmbH & Co. K.G. (98%; 1% - Jacobsen E-Z-GO Textron          Germany
                                    Vermietungs und Beteiligungs GmbH; 1% - Textron Holding GmbH)
                                        Kautex Textron Benelux B.V.B.A. (99.9%; 1 share - Kautex               Belgium
                                        Textron Iberica S.L.)
                                            Kautex Textron Bohemia spol. s.r.o.                                Czech Republic
                                        Kautex Corporation                                                     Nova Scotia
                                        Kautex Textron de Mexico, S. de R.L. de C.V. (99.9%; 0.1% - Textron    Mexico
                                        International Holding, S.L.)
                                        Kautex Textron Japan GmbH                                              Germany
                               Textron Verbindungstechnik Beteiligungs GmbH (94.9%; 5.1% - Textron             Germany
                               Atlantic Holding GmbH)
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
                                                                      EXHIBIT 21

                                   Textron Verbindungstechnik GmbH & Co. O.H.G. (99%; 1% - Jacobsen            Germany
                                   E-Z-GO Textron Vermietungs und Beteiligungs GmbH)
                      Textron Fastening Systems site de Creteil S.A.S.                                         France
                           Textron Fastening Systems site de Ferte Frenel S.A.S.                               France
                           Textron Fastening Systems site de Vieux Conde S.A.S.                                France
     Textron Fastening Systems Inc.                                                                            Delaware
         Elco Textron Inc.                                                                                     Delaware
         Flexalloy Inc.                                                                                        Ohio
         InteSys Technologies, Inc.                                                                            Massachusetts
         Ring Screw Textron Inc.                                                                               Michigan
     Textron Financial Corporation                                                                             Delaware
         Cessna Finance Corporation                                                                            Kansas
         Textron Financial Investment Corporation                                                              Rhode Island
     Textron IPMP Inc.                                                                                         Delaware
         Textron Innovations Inc.                                                                              Delaware
     Textron Providence Inc.                                                                                   Rhode Island
     TRAK International, Inc.                                                                                  Delaware
     Turbine Engine Components Textron (Newington Operations) Inc.                                             Connecticut
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